Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated August 31, 2020, relating to the balance sheet of Vy Global Growth as of August 19, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from August 18, 2020 (inception) through August 19, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 25, 2020